Exhibit 99.1

PRESS RELEASE

Contacts:

John P. Leighton Chairman & CEO 201-459-9500	Michael T. Dorsey EVP & General Counsel 800-888-8118

FOR IMMEDIATE RELEASE	October 28, 2003

ROBERT L. SLEZAK JOINS THE BOARD OF CROWN FINANCIAL GROUP, INC.

AS CHAIRMAN OF THE AUDIT COMMITTEE

Jersey City, NJ, October 28, 2003: Crown Financial Group, Inc. (Nasdaq-SCM: CFGI-News) today announced that Robert L. Slezak (46) has accepted the invitation of the Company’s Board of Directors to Chair Crown’s Audit Committee.

“Bob is immensely well qualified to Chair our Audit Committee and it gives me great pleasure to welcome him aboard,” said Mr. Leighton, Chairman & Chief Executive Officer. “I look forward to working with John and his fellow Board members,” said Mr. Slezak; “I have known Crown’s Vice Chairman, Rob Turner, for years and look forward to working with Rob again to help guide Crown and its management team.”

Rob Turner said, “I couldn’t be happier that Bob has accepted the Board’s invitation.” “He brings a wealth of knowledge and understanding of brokers-dealers and the accounting principals that govern them. His brokerage industry experience will be invaluable in helping us understand and cater to the needs of our broker clients,” added Mr. Turner.

Crown Financial Group, Inc. is an international financial services firm, with five separate divisions: Wholesale Market Making including Foreign Trading Desk, Correspondent Services, Fixed Income Services, Institutional Sales, and Investment Banking. Crown currently makes markets in nearly 7,500 Nasdaq and non-Nasdaq OTC securities and has particular expertise trading Nasdaq SmallCap and OTC Bulletin Board securities.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

[Biography follows]

Robert T. Slezak

Audit Committee Chairman

Crown Financial Group, Inc.

Robert T. Slezak (46) served as Vice President, Chief Financial Officer and Treasurer of the Ameritrade Holding Corporation from January 1989 to November 1999 and has served as a Director from October 1996 to September, 2002. He is currently a management consultant. Mr. Slezak joined Ameritrade in March 1987 and served as Operations Manager at Ameritrade Clearing, Inc., until January 1989. Before that time, Mr. Slezak was a Senior Financial Analyst for Peter Kiewit Sons’ Inc., an international construction and mining company since August 1985. From January 1980 to August 1985, Mr. Slezak was on the audit staff of Deloitte & Touche, a big five accounting firm.

Mr. Slezak served as a member of the District Committee for District 4 of the NASD from 1990 to 1992, and as a member of its Nominating Committee from 1993 to 1994. Mr. Slezak is a Certified Public Accountant. Mr. Slezak holds a B.S. in business from the University of Nebraska at Omaha and an M.B.A. from Creighton University. Mr. Slezak is a member of the Board of Directors of the following publicly traded companies: Matrix Bancorp, Inc., Interland, Inc., and Bam! Entertainment, Inc.